Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-156130) on Form S-8 of PotlatchDeltic Corporation of our report dated June 24, 2020, relating to the statement of net assets available for benefits of PotlatchDeltic Hourly 401(k) Plan as of December 31, 2019, appearing in this Annual Report on Form 11-K of PotlatchDeltic Hourly 401(k) Plan for the year ended December 31, 2020.

/s/ Moss Adams LLP

Spokane, Washington

June 28, 2021